Exhibit 99.1

August 20, 2020

Dear                     ,

You are a valued and trusted vendor of Principia Biopharma, and we want to provide to you an important update on our company. On Sunday, August 16, 2020, Principia reached an agreement to be acquired by Sanofi, our corporate partner for our CNS-penetrating BTK inhibitor, PRN2246/SAR442168. Upon completion of the transaction, which is expected during the fourth quarter of 2020, Principia will become a wholly-owned subsidiary of Sanofi. Until then, the two entities will continue to operate as independent companies. The full press release can be found at https://ir.principiabio.com/news-releases/news-release-details/sanofi-acquire-principia-biopharma.

Principia’s focus on patients and immune mediated diseases remains unchanged. Our long-term vision continues in the collective effort to modify the course of these diseases and to improve patients’ lives. Sanofi is a global leader in the treatment of autoimmune disorders, with a long and successful track record. There is a long-standing relationship between the two companies, as demonstrated by our prior successful collaboration, and this acquisition will strengthen Sanofi’s R&D focus on autoimmune and allergic diseases. As Paul Hudson, Sanofi’s CEO noted, “This acquisition advances our ongoing R&D transformation to accelerate development of the most promising medicines that will address significant patient needs.”

We appreciate your continued support and efforts to ensure we can advance our pipeline as planned with the urgency that patients require. In whatever capacity you are currently serving Principia — whether as an independent key opinion leader, a clinical research organization, a contract manufacturer or in any of a number of other important ways — we value our relationship with you. If you have any questions, please be in touch with your primary Principia contact.

Kind Regards,

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Principia’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Principia, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, risks relating to the ability to complete and the timing of completion of the transactions contemplated by the merger agreement including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement, the risk that stockholder litigation in connection with the proposed transaction may result in significant costs and the possibility of any termination of the merger agreement; the uncertainties inherent in research and development, including future clinical data and analysis, regulatory obligations and oversight by regulatory authorities, such as the FDA, and risks associated with Principia’s intellectual property. The forward-looking statements contained in this communication are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the merger; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the tender offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the tender offer or the merger; the effects of disruption from the transactions of Principia’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees or vendors. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Principia’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. While the list of factors presented here is representative, no list should be considered a statement of all potential risks, uncertainties or assumptions that could have a material adverse effect on the companies’ consolidated financial condition or results of operations. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in Principia’s public filings with the SEC from time to time, including Principia’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Principia’s stockholders and investors are cautioned not to unduly rely on these forward-looking statements. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Principia does not undertake any obligation to update or revise any forward-looking information or statements.

About the Tender Offer

The tender offer for the outstanding shares of Principia common stock referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that will be filed with the SEC upon the commencement of the tender offer. At the time the tender offer is commenced, Sanofi and Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and Principia will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. PRINCIPIA STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF PRINCIPIA SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Principia at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available free of charge at the SEC’s web site, http://www.sec.gov, or under the “Investors & Media” section of Principia’s website, www.principiabio.com. Free copies of these materials and certain other offering documents will be sent to Principia’s stockholders by the information agent for the tender offer.

Additional Information

In addition to the Solicitation/Recommendation Statement that Principia will file, Principia files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Principia at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Principia’s filings with the SEC are also available to the public from commercial document-retrieval services and the SEC’s website at http://www.sec.gov.